UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  February 9, 2010 (February 1, 2010)

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 887-7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

KBW, Inc. is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on February 5, 2010.  The Form 8-K was filed in the EDGAR system with the incorrect Item tag 2.02.  This Form 8-K/A correctly files the Form 8-K with Item tag 5.02.  No other changes were made to the Form 8-K filed on February 5, 2010.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        2009 Year-End Bonuses for Named Executive Officers

On February 5, 2010, KBW, Inc. (the “Company”) awarded bonuses to its employees, including its named executive officers and principal financial officer (collectively, the “Named Executive Officers”), with respect to the 2009 fiscal year. The compensation to the Named Executive Officers, which consists of cash and restricted stock, was awarded in accordance with the provisions of each of the Company’s Annual Incentive Plan (the “Bonus Plan”) and the 2009 Incentive Compensation Plan (the “Incentive Plan”) and pursuant to resolutions duly adopted by the compensation committee (the “Compensation Committee”) of the Company’s board of directors (the “Board”).  Such compensation to the Named Executive Officers was as follows:

•	John G. Duffy, Chairman and Chief Executive Officer: $1,575,500 and 27,423 shares of restricted stock,

•	Andrew M. Senchak, Vice Chairman and President: $1,575,500 and 27,423 shares of restricted stock,

•	Thomas B. Michaud, Vice Chairman and Chief Operating Officer: $1,575,500 and 27,423 shares of restricted stock,

•	Robert Giambrone, Chief Financial and Administrative Officer and Executive Vice President: $941,875 and 16,394 shares of restricted stock, and

•	Mitchell B. Kleinman, General Counsel and Executive Vice President: $685,000 and 11,923 shares of restricted stock.

2010 Base Salaries for Named Executive Officers

In addition, pursuant to resolutions duly adopted by the Compensation Committee, the 2010 annual base salaries of each of the Named Executive Officers were incrementally increased, effective February 1, 2010, as follows: the base salaries of Messrs. Duffy, Senchak and Michaud were each increased to $400,000 and the base salaries of Messrs. Giambrone and Kleinman were each increased to $325,000.

Award Agreements for 2009 Year-End Restricted Stock Awards

Pursuant to the Incentive Plan and restricted stock award agreements (the “Award Agreements”) entered into by and between the Company and each Named Executive Officer on February 5, 2010, the 2009 year-end restricted stock awards described above are scheduled to vest as follows: the first one-third installment of the shares has a vesting date of February 23, 2011, the second one-third installment has a vesting date of February 23, 2012, and the final one-third installment has a vesting date of February 23,

2013. However, vesting of such shares is subject to the provisions contained in the Award Agreements, certain terms of which are described below.

With respect to each of the three installments of shares, in order to vest on its scheduled vesting date, the “Adjusted Pre Tax Net Income” (as discussed below) for the most recently completed calendar year prior to such vesting date must be positive. If Adjusted Pre Tax Net Income for such year is not positive, the executive’s right to receive such shares is postponed, and on such vesting date he will not receive the shares that were scheduled to vest. With respect to any award where vesting has been postponed, such shares will vest following the conclusion of 2012, if the aggregate Adjusted Pre Tax Net Income for calendar years 2010, 2011 and 2012 is positive. If the aggregate Adjusted Pre Tax Net Income for such three-year period is negative, the executive will permanently  forfeit any and all shares that he did not previously receive on their original scheduled vesting date.

The Compensation Committee must determine, within the first 90 days of the 2010 calendar year, the definition of “Adjusted Pre Tax Net Income” for purposes of the Award Agreements. If the Compensation Committee fails to make such determination, the 2009 year-end stock awards will automatically be cancelled and forfeited by each executive.

Also under the Award Agreements, vesting shall accelerate on a change in control, death or permanent disability (as such terms are defined in the Incentive Plan). Unvested shares shall be forfeited on certain employment termination events, including termination for any reason (as set forth in the Incentive Plan) but excluding Retirement (as defined in the Incentive Plan).  Upon Retirement, unvested shares will not be forfeited but will remain subject to the original vesting schedule and the satisfaction of the above-described conditions regarding positive Adjusted Pre Tax Net Income.

The foregoing description of the Award Agreements is qualified by reference to the terms of the form of Award Agreements, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

New Employment Agreements

Previous employment agreements with each of Messrs. Duffy, Michaud and Senchak (each, an “Executive”) expired on January 31, 2010, pursuant to their terms.  The Company entered into new employment agreements, dated as of February 1, 2010 (such agreements, the “New Employment Agreements”), with the Executives.  The New Employment Agreements, and the Company’s entry into such agreements, were approved pursuant to resolutions duly adopted by the Compensation Committee.

Each New Employment Agreement is for an initial term of three years beginning February 1, 2010 (the “Effective Date”). Thereafter, on each anniversary of the Effective Date the term is automatically extended by one year, unless the Company or the Executive gives notice of an intention not to renew at least 30 days prior to such anniversary. During the term of the New Employment Agreements, Mr. Duffy will serve as the Company’s Chairman and Chief Executive Officer, Mr. Senchak will serve as Vice Chairman and President, and Mr. Michaud will serve as Vice Chairman and Chief Operating Officer. In addition, each of the New Employment Agreements provides that the Company will cause the Executive to be nominated for election and re-election to the Board during the term of the agreement.

The New Employment Agreements provide that each Executive initially will receive an annual base salary at least equal to their 2010 base salary, which is currently described above, and be eligible to receive an annual bonus under the terms of the Bonus Plan or the Incentive Plan, subject to any terms and conditions that may be established by the Compensation Committee. Additional compensation and benefits to which each Executive is entitled under the New Employment Agreements include but are not limited to Company indemnification, coverage under the Company’s director and officer liability insurance policy, and the ability to participate in the same Company benefit plans and to receive the same Company benefits as other senior executives of the Company.

Termination by Company for Cause or by Executive Without Good Reason

Under the New Employment Agreements, if the Executive voluntarily terminates employment without “good reason” or is terminated for “cause” (as such terms are defined in the agreements), the Company will be required to pay to the Executive the following, which are referred to as the “Accrued Obligations”: (i) his annual base salary and accrued vacation pay through the termination date, (ii) his annual bonus for the fiscal year preceding the fiscal year in which the termination occurred (if not already paid) and (iii) unreimbursed business expenses through the termination date.  In addition, he will be entitled to any amounts or benefits earned through the termination date in accordance with any plan, program, policy, practice or agreement of the Company, including any deferred base salary or annual bonus (which are collectively referred to as “Other Benefits”).

Termination due to Death or Disability

Under the New Employment Agreements, in the event of a termination of employment due to death or “disability” (as defined in the agreements), the Executive will be entitled to receive (i) the Accrued Obligations and Other Benefits, (ii) vested benefits payable at termination and (iii) a pro-rata annual bonus (such bonus is referred to as the “Pro-Rata Employment Agreement Bonus”), based on the highest annual bonus earned in the three years prior to the date of termination (such bonus is referred to as the “Highest Employment Agreement Bonus”). In the event of termination due to disability, Other Benefits include continued base salary (less any short-term disability benefits) until the Executive is eligible for long-term disability benefits.

Termination by the Company Without Cause or by the Executive for Good Reason

Under the New Employment Agreements, if the Executive’s employment is terminated by the Company (other than a termination for “cause,” death or “disability”) or the Executive terminates employment for “good reason,” the Executive will be entitled to a lump-sum cash payment equal to:

•	the then-Accrued Obligations by the Executive,

•
the Pro-Rata Employment Agreement Bonus; however, unless the Pro-Rata Employment Agreement Bonus is payable upon a change in control, payment will be conditioned on attainment of the performance goals otherwise applicable to the annual bonus,

•	the sum of 3 times:

▪	the Executive’s base salary, plus

▪	the Highest Employment Agreement Bonus, plus

▪	the amount of the Company’s contribution to the Company profit sharing plan on behalf of the Executive for the year prior to the date of termination.

Upon any such termination, the Executive and his family will also be entitled to receive welfare benefit coverage (including medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance), at the same after-tax cost to the Executive as if the Executive had continued to be employed by the Company, for up to three years. The Executive will also be paid any base salary or annual bonus previously deferred by the Executive. As a condition to receipt of any such payments or benefits to which the Executive is otherwise entitled upon such termination, the Executive must agree to execute a general release of the Company and its affiliates.

Upon a termination following a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (as defined in Section 280G of the Internal Revenue Code), the Executive will receive whichever of the following is more favorable to him: (i) a cut-back in his change in control payments to the extent necessary to prevent application of the parachute excise tax to such payments  or (ii) the full after-tax value of such change in control payments if a parachute excise tax applies.

Restrictive Covenants

Each of the New Employment Agreements contains restrictive covenants prohibiting the Executive from competing with the Company and soliciting Company clients for a period of six months after termination. In addition, the Executive is prohibited from soliciting employees of the Company for twelve months after termination, other than any general employment solicitation that is not directed at Company employees. Furthermore, the Executive is prohibited from disclosing confidential information obtained while employed by the Company.

The foregoing description of the New Employment Agreements is qualified by reference to the terms of each New Employment Agreement, a copy of each of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
10.1	Form of Restricted Stock Award Agreement, dated February 5, 2010, by and between KBW, Inc. and each Named Executive Officer.
10.2	Employment Agreement, dated as of February 1, 2010, by and between KBW, Inc. and John G. Duffy.
10.3	Employment Agreement, dated as of February 1, 2010, by and between KBW, Inc. and Thomas B. Michaud.
10.4	Employment Agreement, dated as of February 1, 2010, by and between KBW, Inc. and Andrew M. Senchak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 9, 2010

KBW, INC.

By:	/s/ Mitchell B. Kleinman
Name:	Mitchell B. Kleinman
Title:	General Counsel